UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a - 6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a - 12

COLUMBIA PROPERTY TRUST, INC.
(Name of Registrant as Specified in its Charter)

Payment of Filing Fee:
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14-a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0‑11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule, or Registration No.:

	(3)	Filing Party:

	(4)	Date Filed:

As previously disclosed, on November 22, 2021, the Board of Directors (the “Board”) of Columbia Property Trust, Inc. (“Columbia”) declared a special cash dividend of $2.17 payable on December 8, 2021, in connection with and subject to the completion of the proposed transaction (the “Merger”) between Columbia and affiliates of funds managed by Pacific Investment Management Company LLC. On December 1, 2021 the Board revised the record date for determining stockholders eligible to receive the special dividend to close of business on December 7, 2021; however, there is no change to the treatment of the special dividend in the Merger, and as previously disclosed, in the Merger, the merger consideration of $19.30 per share in cash will be decreased by an amount equal to the per share amount of the special dividend, such that holders of common stock will receive an aggregate of $19.30 per share in cash in merger consideration and the special dividend.

Forward-Looking Statements:

Certain statements in this communication may constitute forward-looking statements of Columbia within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. Some of the factors that may affect outcomes and results include, but are not limited to: (i) risks associated with Columbia’s ability to obtain the stockholder approval required to consummate the proposed transaction and the timing of the closing of the proposed transaction, including the risks that the conditions to closing will not be satisfied within the expected timeframe or at all, or that the closing of the proposed transaction will not occur, (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the proposed transaction, (iii) unanticipated difficulties or expenditures relating to the proposed transaction, the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction, (iv) changes affecting the real estate industry and changes in financial markets, interest rates and foreign currency exchange rates, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, to Columbia and/or in connection with the proposed transaction, (vii) changes in demand for developed properties, (viii) changes in national, international, regional and local economic climates, and (ix) those additional risks and uncertainties set forth in Columbia ’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its most recent annual report on Form 10-K. Columbia cautions readers not to place undue reliance on these forward-looking statements, which are based on current expectations and speak as of the date of such statements. Columbia makes no representations or warranties (express or implied) about the accuracy of, nor do they intend to publicly update or revise any such forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except for such updates as may be required by law.

Important Additional Information and Where to Find It

This communication relates to the proposed transaction involving Columbia. In connection with the proposed transaction with PIMCO, Columbia has filed relevant materials with the SEC, including a definitive proxy statement (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Columbia may file with the SEC and send to Columbia’s stockholders in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF COLUMBIA ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Columbia with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge in the Investors section of Columbia’s corporate website at www.columbia.reit.

Participants in the Solicitation

Columbia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the names of Columbia’s directors and executive officers and certain other individuals and their respective interests in Columbia by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Columbia for the fiscal year ended December 31, 2020, which was filed with the SEC on February 18, 2021, its proxy statement for its 2021 annual meeting of stockholders, which was filed with the SEC on April 8, 2021, the Proxy Statement which was filed with the SEC on October 26, 2021 and other filings filed with the SEC. Additional information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be included in other relevant materials to be filed with the SEC when they become available.